Exhibit 99.1

Newtek Business Services Corp. Portfolio Companies Increase Term Loan with Goldman Sachs to $50.0 Million

Lake Success, N.Y. - June 22, 2017 - Newtek Business Services Corp. (“Newtek” or the “Company”), (Nasdaq: NEWT), an internally managed business development company ("BDC"), today announced that Newtek Merchant Solutions (“NMS”), Premier Payments LLC (“Premier”), Small Business Lending, LLC (“SBL”), banc-serv Partners, LLC (“BSP”) and Newtek Technology Solutions (“NTS”), each a controlled portfolio company, increased the aggregate principal amount of the term loan facility with Goldman Sachs Bank USA to $50.0 million from $38.0 million. Concurrent with the increase in the aggregate principal amount of this term loan facility, NMS, Premier, SBL, BSP and NTS received a reduction in the interest rate of between 1.0% and 2.0% from the present facility. The term of this facility has been extended through June 21, 2021.

Barry Sloane, Chairman, President and Chief Executive Officer said, “This additional financing gives us increased flexibility to continue to grow our business as we seek synergistic investments in the business services arena, as well as provides us with additional general working capital. Our business model continues to prove its value and, as a result, has enabled us to access capital at increasingly attractive rates, demonstrated by this rate reduction in the Goldman Sachs term loan and the interest rate reduction we received when we increased our revolving credit facility with Capital One last month.”

About Newtek Business Services Corp.

Newtek Business Services Corp., Your Business Solutions Company®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to SMB accounts across all 50 states to help them grow their sales, control their expenses and reduce their risk.

Newtek’s and its portfolio companies’ products and services include: Business Lending, SBA Lending Solutions, Electronic Payment Processing, Technology Solutions (Cloud Computing, Data Backup, Storage and Retrieval), eCommerce, Accounts Receivable Financing & Inventory Financing, The Secure Gateway, The Newtek Advantage™, Insurance Solutions, Web Services, and Payroll and Benefits Solutions.
Newtek® and Your Business Solutions Company® are registered trademarks of Newtek Business Services Corp.

Note Regarding Forward Looking Statements
This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” “forecasts,” “goal” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/. Newtek cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements.

SOURCE: Newtek Business Services Corp.

Investor Relations & Public Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@newtekone.com